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                           FORM N-4, ITEM 24(b)(8.40)
                            FORM OF SERVICE AGREEMENT
  BETWEEN BLACKROCK ADVISORS, LLC & AMERICAN UNITED LIFE INSURANCE COMPANY(R)
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  DRAFT


075780-0178-10695-NY01.2547658


                                SERVICE AGREEMENT

SERVICE AGREEMENT ("Agreement") effective as of ______________ and executed ____________ by and among American United Life Insurance Company ("Service Organization"), BlackRock Advisors, LLC ("BAL"), which serves as the advisor for the Funds as defined below ("Fund Company"), and BlackRock Investments, Inc. ("BII," and collectively with BAL and Fund Company, "Fund Parties").

                                    RECITALS


WHEREAS, BII serves as the principal underwriter or distributor of each of the series or classes of shares of beneficial interest ("Shares") in the portfolios of Fund Company (each such portfolio, a "Fund" and collectively, the "Funds");


WHEREAS, BAL is the investment adviser for the Funds and has the authority to contract with certain persons or entities to facilitate transactions in Shares of the Funds;


WHEREAS,  Service  Organization,  with its affiliates,  acts as recordkeeper and
administrator   for  various  employee  benefit  plans,   whether  qualified  or
non-qualified (collectively, the ("Plans");


WHEREAS, various participants of the Plans ("Plan Participants") may instruct Service Organization, either directly or through an affiliate, to invest a portion of their accounts in Shares of the Funds as agreed to by the parties from time to time and identified on Attachment 1 to Exhibit A hereto;


WHEREAS,   Service   Organization   provides   various  services  to  such  Plan
Participants; and


WHEREAS, certain policies, procedures and information are necessary to enable Service Organization to provide services to the Plans to assist them in the purchase and redemption of the Fund's Shares.


NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties agree as follows:


                                    AGREEMENT


1.   The Services.


Service Organization, directly or through subcontractors ("Contractual TPA"), shall provide the following administrative services for Fund accounts established on behalf of the Plans, which may include the items listed here, without limitation: performance of certain sub-accounting services; establishment and maintenance of accounts and records; assistance in processing purchase and redemption transactions; providing periodic statements with those of other transactions and balances in other accounts serviced by Service Organization, if any; and such other information and services as BAL or Fund Company may reasonably request and are agreed to by Service Organization (the "Operational Services"). Service Organization may utilize its affiliates in performing its obligations hereunder. Service Organization and its employees will, upon reasonable request, be available during normal business hours to consult with the Fund Parties or their designees concerning the performance of Service Organization's responsibilities under this Agreement.

2. The Accounts.


Funds will either recognize each Plan (a) as a single shareholder and as an unallocated account or (b) as omnibus accounts in the name of distinct Plan trustees (both "Accounts"), and will not in either case maintain separate accounts for Plan Participants. In connection with such Accounts, Service Organization represents and warrants that it has the authority to act on behalf of the Plans. BAL or its designee shall designate each Account with an account number. Account numbers will be the means of identification when transactions and other activities are engaged in with respect to the Accounts.


3. Pricing Information.


Fund Company will compute the closing net asset value and any dividend, income accrual, and capital gains information for the Funds as of the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. Eastern Time, the "Close of Trading") on each day the New York Stock Exchange is open for business (a "Business Day") as described in the applicable Fund's currently effective prospectus. Fund Company or its designee will use its best efforts to communicate to Service Organization such information by 7:00 p.m. Eastern Time on each Business Day.


4. Price Adjustments.


In the event an adjustment is made to the computation of the net asset value of Fund Shares as reported to Service Organization under Section 3, Fund Company or its designee shall notify Service Organization immediately after discovering the need for any such adjustment. Notification may be made in the following manner:


(i) Fund/SERV Transactions. If the parties choose to use the National Securities Clearing Corporationls Mutual Fund Settlement, Entry and Registration Verification ("Fund/SERV") system, any corrections to a Fund's prices for the prior trade date will be submitted through the Mutual Fund Profile with the correct prices and applicable date. If the corrections are dated later than trade date plus one, a facsimile should be sent in addition to the Mutual Fund Profile submission; or


(ii) Manual Transactions. If the parties choose not to use Fund/SERV, if there are technical problems with Fund/SERV, or if the parties are not able to transmit or receive information through Fund/SERV, any corrections to a Fund's prices should be communicated by facsimile or by electronic transmission, and will include for each day on which an adjustment has occurred the incorrect Fund price, the correct price, and, to the extent communicated to Fund shareholders, the reason for the adjustment. BII and BAL agree that Service Organization may send this notification or a derivation thereof (so long as such derivation is approved in advance by BII or BAL, as applicable) to Plan Participants whose accounts are affected by the adjustment.


(iii)  In the  event  adjustments  are  required  to  correct  any  error in the computation of the net asset value of a Fund, Fund Company shall notify the Service Organization as soon as practicable after discovering the need for those adjustments. Notification may be made via facsimile or via direct or indirect systems access. Any such notification shall be promptly followed by a letter written on Fund's letterhead stating for each day for which an error occurred the incorrect price, the correct price, and the reason for the price change. If an adjustment is to be made to correct an error which has caused the Account to receive an amount different from that to which it is entitled, Fund Company shall make all necessary adjustments to shares owned in the Account. Notwithstanding anything to the contrary in this Agreement, Fund Parties shall not be liable for Service Organization's out-of-pocket expenses related to adjustments made as a result of a pricing error.

5. Purchases and Redemption Orders; Settlement of Transactions.

     (a) Method of Communication.


     (i) Fund/SERV Transactions. If the parties choose to use Fund/SERV, the following provisions shall apply:


(A) Service Organization and BII or its designee will be bound by the terms of the Fund/SERV Agreement filed by each with the NSCC. Without limiting the generality of the following provisions of this section, Service Organization and BII or its designee each will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by the NSCC applicable to Fund/SERV and the Networking Matrix Level utilized.


(B) Any information transmitted through NSCC's networking system ("Networking") by any party to the other and pursuant to this Agreement will be accurate, complete, and in the format prescribed by the NSCC. Each party will adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Networking and to limit the access to, and the inputting of data into, Networking to persons specifically authorized by such party.


(C) On each Business Day, Service Organization shall aggregate and calculate the net purchase and redemption orders for each Account received by Service Organization prior to the Close of Trading on each Business Day. Service Organization shall communicate to BII or its designee for that Business Day, by Fund/SERV, the net aggregate purchase or redemption orders (if any) for each Account received by the Close of Trading on such Business Day (the "Trade Date") no later than 5:00 a.m. Eastern Time on the Business Day following the Trade Date. All orders received by Service Organization after the Close of Trading on a Business Day shall not be transmitted to NSCC prior to the following Business Day. BII or its designee shall treat all trades communicated to BII or its designee in accordance with this provision as if received prior to the Close of Trading on the Trade Date.


(D) All orders are subject to acceptance by BII or its designee and become effective only upon confirmation by BII or its designee. Upon confirmation, BII or its designee will verify total purchases and redemptions and the closing share position for each Account. In the case of delayed settlement, BII or its designee shall make arrangements for the settlement of redemptions by wire no later than the time permitted for settlement of redemption orders by the Investment Company Act of 1940, as amended (the "1940 Act"). Such wires should be sent to:


                           [                  ]


                                      ABA#:


                                 Account Title:


                                  Account No.:


                                   Reference:


(ii) Manual Transactions. If the parties choose not to use Fund/SERV, if there are technical problems with Fund/SERV, or if the parties are not able to transmit or receive information through Fund/SERV, the following provisions shall apply:

(A) Next Day Transmission of Orders. On each Business Day, Service Organization shall aggregate and calculate the net purchase and redemption orders for each Account received by Service Organization prior to the Close of Trading on such Business Day. Prior to 8:30 a.m. Eastern Time (or such other time as may be agreed by the parties from time to time) on the next following Business Day, Service Organization shall communicate to BII or its designee by facsimile or, in Service Organization's discretion, by telephone or any other method agreed upon by the parties, the net aggregate purchase or redemption orders (if any) for each Account received by the Close of Trading on the prior Business Day (the "Trade Date"). All orders communicated to BII or its designee by the 8:30 a.m. deadline (or such other time as may be agreed by the parties from time to time) shall be treated by BII or its designee as if received prior to the Close of Trading on the Trade Date.


(B) Purchases. Service Organization will use its best efforts to transmit each purchase order to BII or its designee in accordance with written instructions previously provided by BII or its designee to Service Organization. Service Organization or the Plan trustee will use its best efforts to initiate by wire transfer to BII or its designee purchase amounts prior to 1:00 p.m. Eastern Time on the next Business Day following the Trade Date.


(C) Redemptions. With respect to redemption orders placed by Service Organization by 8:30 a.m. Eastern Time (or such other time as may be agreed by the parties from time to time) on the first Business Day following the Trade Date, BII or its designee will use its best efforts to initiate by wire transfer to Service Organization or the Plan trustee proceeds of such redemptions by 1:00 p.m. Eastern Time on the next Business Day following the Trade Date.


Unless otherwise informed in writing, redemption wires should be sent to:


                           [          Huntington Bank         ]


                                 ABA#: 044000024


                           Account Title: American United Life Insurance


                            Account No.: 01400673890


                                   Reference:


(D) Confirmation. By Trade Date plus two Business Days, purchase and redemption trades can be confirmed through one of the following methods: Access through the following website www.advisorcentral.com or direct calls to Fund, its transfer agent or BAL.


(b) Contractual TPA Transactions. With respect to transactions executed pursuant to a Contractual TPA arrangement described in Section 1, by 8:30 a.m. Eastern Time (or such other time as may be agreed by the parties from time to time) on the next Business Day following receipt of such instructions, Service Organization will provide to BII or its designee one or more files detailing the instructions received with respect to each Account prior to 4:00 p.m. Eastern Time on the prior Business Day. If for any reason Service Organization is unable to transmit the files(s) with respect to any Business Day, Service Organization will notify BII or its designee by 8:30 a.m. Eastern Time (or such other time as may be agreed by the parties from time to time) on the next following Business Day.

(c) Investor A Shares. All orders for the purchase of Investor A Shares of a Fund shall be executed at the net asset value per share for Investor A Shares and all orders for the redemption of Investor A Shares of a Fund shall be executed at the net asset value per share for Investor A Shares.


(d) Purchase Orders. Service Organization agrees that purchase orders transmitted by Service Organization will be made only for the purpose of covering purchase orders already received from Plan Participants. Further, Service Organization shall transmit purchase orders received from Plan Participants immediately and shall not withhold the transmittal of such orders so as to profit itself; provided, however, that the foregoing shall not prevent the purchase of Shares by Service Organization for its own bona fide investment. Service Organization agrees that it shall not effect any transactions (including, without limitation, the transmission of any purchase and redemption orders) in any Shares registered in the name of, or beneficially owned by, any Plan participant unless such participant has granted Service Organization full right, power and authority to effect such transactions on the participant's behalf.


6.   Agency.


(a) BII shall appoint Service Organization as its agent to accept purchase and redemption orders for an Account prior to the Close of Trading on each Business Day. Plan Participants will receive that day's net asset value for orders accepted by Contractual TPAs from Plan Participants by the Close of Trading on that day, provided that Service Organization provides such trades to BII prior to 8:30 a.m. Eastern Time on the next Business Day. Service Organization shall provide adequate controls and procedures to ensure that all orders provided to BII prior to 8:30 a.m. Eastern Time on each Business Day shall include only purchase and redemption orders for each Account received by Service Organization, or a Contractual TPA, by the Close of Trading on the prior Business Day.


(b) To the extent Service Organization transmits any purchase or redemption order for an Account, such purchase or redemption order will be transmitted by Service Organization (a) as agent of each of the Plans whose Shares are the subject of such purchase or redemption order and (b) pursuant to instructions from the Account owner, participant, named fiduciary, entity or any other person with investment discretion and authority for the assets that are the subject of the transaction.


7.   Recordkeeping; Maintenance of Records.


     (a) Recordkeeping and other administrative services to Plan Participants shall be the responsibility of Service Organization and shall not be the responsibility of BAL, BII or Fund Company. Fund Parties will not maintain separate accounts for Plan Participants. Upon the request of one party to another, the party that the request is being made of shall provide copies of all records that it maintains relating to Accounts of the Fund as may reasonably be requested by each party to enable each party or their representatives to comply with any request of a governmental body or self-regulatory organization.


(b) Each party will maintain and preserve all records as required by law to be maintained and preserved by it in connection with the performance of its obligations under this Agreement. Upon the reasonable request of another party, a party will provide copies of historical records relating to transactions between the Funds and the Plans, written communications regarding the Funds to or from the Plans and other materials that enable the requesting party to monitor and review the other party's or parties' performance or perform general customer supervision.


8.   Account Activity and Distribution Information.


(a) BAL or its designee shall mail to Service Organization (i) confirmations of Account activity within five Business Days after each Business Day on which a purchase or redemption of Shares is effected, (ii) statements detailing activity in each Account no less frequently than quarterly, and (iii) such other information as may reasonably be requested by Service Organization.

(b) BAL or its designee shall provide Service Organization with all distribution information as soon as it is announced by Fund Company. The distribution information shall include the applicable ex-date, record date, payable date, distribution rate per share, record date share balances, cash and reinvested payment amounts and all other information reasonably requested by Service Organization.


(c) All Account dividends and capital gains distributions will automatically be reinvested in the applicable Account on the payable date at net asset value in accordance with the Fund's then current prospectuses.


9.   Shareholder Communications.


BAL  or  its  designee  shall  provide  or  cause  to  be  provided  to  Service
Organization or its authorized representative, at no expense to Service Organization, the following shareholder communication materials prepared for circulation to shareholders of record of the Funds in quantities requested by Service Organization which are sufficient to allow mailing thereof by Service Organization to all Plan Participants who have an interest in the Shares through Accounts, as applicable: proxy or information statements, annual reports, semi-annual reports, and all updated prospectuses, supplements and amendments thereof. Notwithstanding the above, Service Organization is not obligated to distribute any proxy or information statements, annual reports, semi-annual reports, and prospectuses, supplements and amendments thereof, except as required by law. The cost of distribution of these shareholder communication materials to shareholders of record of the Funds will be borne by Fund Company.


Fund Company or its designee will, to the extent permitted by law and the Fund's internal policies and procedures, provide Service Organization on a timely basis with investment performance information for the Funds, including (a) on a monthly basis, the top ten portfolio holdings; and (b) on a quarterly basis, the average annual total return for the prior year, three-year, five-year, ten-year and life of the Fund periods.


All such information shall be accurate and complete. BAL or its designee will, to the extent permitted by law and the Fund's internal policies and procedures, provide the top ten portfolio holdings information to Service Organization twenty calendar days after month end and the average annual total return for the prior year, three-year, five-year, ten-year and life of the Fund periods five Business Days after the end of each quarter. In addition, BAL will use its reasonable efforts to assist in preparing any "requests for proposals" relating to Plans which may offer the Fund as an investment alternative. Service Organization may, based on the Securities and Exchange Commission ("SEC")
-mandated information supplied by the Fund or its designee, prepare communications for Plan Participants ("Participant Materials"). In addition, Service Organization may, based on performance information supplied by third party information providers (e.g., Lipper, Morningstar), prepare Participant Materials. Service Organization and its agents will not make representations concerning the Fund or shares of the Fund except those contained in the then-current prospectuses or statements of additional information of the Fund, sales literature furnished by BAL to Service Organization and Participant
Materials and other sales literature created by Service Organization and submitted to and approved in writing by BAL prior to their first use.

10.      Fund Expenses.


Service Organization shall not bear any of the expenses for the cost of registration of Fund Shares, preparation of Fund prospectuses, proxy materials and reports, or the preparation of other related statements and notices required by law.


11.  Compensation and Expenses.


(a) With respect to the Operational Services provided pursuant to this Agreement, BAL will pay Service Organization fees as set forth in Exhibit A hereto, as may be amended from time to time pursuant to Section 16. For the purpose of computing payments to Service Organization under this Section 11 with respect to any Plan, the average daily amount invested by the Plan in a Fund for any calendar month will be computed by totaling the Plan's aggregate investment (share net asset value multiplied by total number of Shares of the Fund held by the Plan) on each Business Day during the month and dividing by the total number of Business Days during each month.


(b) The parties hereto agree that compensation to Service Organization under this Section 11 is not in consideration for services which are primarily intended to result in the sale of Fund Shares.


(c) Notwithstanding anything herein to the contrary, BAL shall not be obligated to make any payments under this Agreement that exceed the maximum amounts
permitted  under  any  applicable   rule  or  regulation,   including  any  rule
promulgated by the Financial Industry Regulatory Authority ("FINRA") (the "Applicable Limitations"). Service Organization agrees that any amount due under this Agreement that BAL determines to be in excess of the Applicable Limitations may be paid by another entity designated by BAL (an "Alternative Payer"). Any decision to designate an Alternative Payer shall be within the sole discretion of BAL, subject to the consent of Service Organization, which consent will not be unreasonably withheld. BAL agrees that: (i) Service Organization may submit a single bill for monies owed under this Agreement; (ii) BAL shall be solely responsible to ensure that any Applicable Limitations are not exceeded; and
(iii) BAL shall be responsible to ensure that any Alternative Payer discharges its obligations consistent with the provisions of this Agreement.


(d) Service Organization will furnish Fund Parties or their designees with such information as they may reasonably request (including, without limitation, periodic certifications confirming the provision of the Operational Services), and will otherwise cooperate with Fund Parties and their designees (including, without limitation, any auditors designated by Fund Company), in connection with the preparation of reports to the Board of Trustees concerning this Agreement and the monies paid or payable pursuant hereto, as well as any other reports or filings that may be required by law.


(e) All expenses incident to the performance by each party of its respective duties under this Agreement shall be paid by the party, except as otherwise provided in this Agreement.


(f) BAL shall only be responsible under this Section 11 for fees accrued and payable prior to termination of this Agreement.


(g) Where services under this Agreement are provided by a Contractual TPA, Service Organization will ensure that such Contractual TPA will not charge any of the Fund Parties for services provided under this Agreement in any invoices submitted pursuant to any other agreements that Contractual TPA has with the Fund Parties.





12.  Indemnification.


(a) Service Organization shall indemnify, defend and hold harmless Fund Parties and each of their respective trustees, directors, officers, employees, and agents, and each person who controls each of them within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), from and against any and all losses, claims, damages, liabilities and expenses, including reasonable attorneys' fees ("Losses") they may incur, insofar as such Losses arise out of or are based upon (i) Service Organization's negligence or willful misconduct in the performance of its duties and obligations under this Agreement, (ii) Service Organization's violation of Applicable Law in connection with the performance of its duties and obligations under this Agreement and (iii) any breach by Service Organization of any provision of this Agreement, including any representation, warranty or covenant made in this Agreement and (iv) any action or inaction by a Contractual TPA in connection with transactions contemplated by this Agreement, including but not limited to fees or costs charged directly to Fund Parties by Contractual TPAs through any direct contracts with Fund Parties. Service Organization shall also reimburse the above named persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending against such Losses. This indemnity provision is in addition to any other liability that Service Organization may otherwise have to BAL, BII or Fund Company.


(b) BII shall indemnify, defend and hold harmless Service Organization and its directors, officers, employees, agents and each person who controls Service Organization within the meaning of the 1933 Act from and against any and all Losses they may incur, insofar as such Losses arise out of or are based upon (i) BII's negligence or willful misconduct in the performance of its duties and obligations under this Agreement, (ii) BII's violation of Applicable Law in connection with the performance of the duties and obligations under this Agreement and (iii) any breach by BII of any provision of this Agreement, including any representation, warranty or covenant made in this Agreement. BII shall also reimburse the above named persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending against such Losses. BII, and any other Fund Party, shall not be responsible for indemnification or reimbursement of any out of pocket costs or overhead expenses incurred by Service Organization or Contractual TPAs related to pricing error or late reporting of Fund Share prices. This indemnity provision is in addition to any other liability that BII may otherwise have to Service Organization.


(c) Promptly  after receipt by a party  entitled to  indemnification  under this
Section 12 (an "Indemnified Party") of notice of the commencement of an investigation, action, claim or proceeding, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 12, notify the indemnifying party of the commencement thereof. The indemnifying party will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party. After notice from the indemnifying party of its intention to assume the defense of an action and the appointment of satisfactory counsel, Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall not be liable to such Indemnified Party under this Section for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not, without the prior written consent of the Indemnified Party, settle or compromise the liability of the Indemnified Party; provided however, that in the event that the Indemnified Party fails to provide its written consent, the indemnifying party shall thereafter be liable only to the extent of the amount for which the action could otherwise have been settled or compromised.


13.  Representations and Warranties.


(a) Each of BII and BAL, severally, hereby represents and warrants to Service Organization that:


(i) It has the corporate power and the authority to enter into and perform all of its duties and obligations under this Agreement;


(ii)  This  Agreement   constitutes  a  legal,  valid  and  binding  obligation,
enforceable against each above-named party in accordance with its terms;


(iii) No consent or authorization of, filing with, or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement; and

(iv) The execution, performance and delivery of this Agreement by each of BII or BAL, as applicable, will not result in it violating any Applicable Law or breaching or otherwise impairing any of its contractual obligations;





(b) BAL hereby represents and warrants to Service Organization that:


(i) Prospectuses or other materials concerning the Fund are complete and accurate in all material respects and do not contain any material omission or misstatement of a material fact necessary to make the information not misleading.





(c) Service Organization hereby represents and warrants to BII and BAL that:


(i) It has the corporate power and the authority to enter into and perform all of its duties and obligations under this Agreement;


(ii) This Agreement constitutes its legal, valid and binding obligation, and is enforceable against it in accordance with its terms;


(iii) No consent or authorization of, filing with, or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement;


(iv) The fees paid to it pursuant to this Agreement are reasonable in relation to the Services it provides and reasonably similar to fees it receives for equivalent services provided to other parties;


(v) The execution, performance and delivery of this Agreement by Service Organization will not result in it violating any Applicable Law or breaching or otherwise impairing any of its contractual obligations; and





14.  Termination.


Any party may terminate this Agreement: (a) by providing 90 days' written notice to the other parties; (b) at any time by giving 30 days' written notice to the other parties in the event of a material breach of this Agreement by another party that is not cured during such 30-day period; (c) upon institution of formal proceedings relating to the legality of the terms and conditions of this Agreement by FINRA, the SEC, or any other regulatory body; (d) upon assignment of this Agreement in contravention of the terms hereof; (e) in the event Shares of the Fund are not registered, issued or sold in conformity with federal law or such law precludes the use of Fund Shares as an underlying investment medium for the Plans; prompt notice shall be given by a party to the others in the event the conditions of this provision occur; and (f) upon such shorter notice as is required by law, order, or instruction by a court of competent jurisdiction or a regulatory body or self-regulatory organization with jurisdiction over the terminating party. Upon termination and upon request (and, if requested, at the expense of the requesting party), the other parties to this Agreement shall deliver to the requesting party any Account and Fund records which the requesting party may be required by law or regulation to have access to or to maintain.


15.  Governing Law.


This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of New York, exclusive of conflict of law provisions.


16.  Amendment and Waiver.


The Agreement may be amended by Fund Company, BAL or BII at any time upon written notice to the Service Organization, and the Service Organization's placing of a transaction regarding Shares of the Fund after notice of such amendment has been sent shall constitute the Service Organization's agreement to such amendment. No modification of any provision of this

Agreement requested otherwise will be binding unless in writing and executed by all parties to the Agreement. No waiver of any provision of this Agreement will be binding unless in writing and executed by the party granting such waiver. Any valid waiver of a provision set forth herein shall not constitute a waiver of any other provision of this Agreement. In addition, any such waiver shall constitute a present waiver of such provision and shall not constitute a permanent future waiver of such provision.





17.  Assignment.


This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided, however, that neither this Agreement nor any rights, privileges, duties or obligations of the parties may be assigned by a party without the written consent of the other parties or as expressly contemplated by this Agreement.





18.  Entire Agreement.


This Agreement, including all exhibits, contains the entire agreement between the parties with respect to the transactions covered and contemplated hereunder, and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof, including without limitation any agreements between Service Organization or its affiliates and (i) State Street Research & Management Company, its affiliates and/or the State Street Research mutual funds or (ii) FAM Distributors, Inc. and/or the mutual funds previously advised by Merrill Lynch Investment Managers or one of its affiliates.





19.  No Joint Venture, Etc.


Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and among Service Organization, BAL, BII and Fund Company. Service Organization shall have no authority to act as agent for the Fund Parties in any matter or in any respect, except as described herein.





20.  Notices.


All notices hereunder shall be given in writing (and shall be deemed to have been duly given upon receipt) and delivered in person, by telecopy, by registered or certified mail or by overnight delivery (postage prepaid, return receipt requested) to the persons listed below at the following addresses:








                            To Service Organization:


                   American United Life Insurance Company


                               One American Square


                                  P.O. Box 368


                           Indianapolis, IN 46206-4690





                            To Fund Company and BAL:


                             BlackRock Advisors, LLC


                               40 East 52nd Street

                               New York, NY 10022


                               Attn: Anne Ackerley


                                with a copy to:


                                 Robert Connolly


                                 General Counsel


                                 BlackRock, Inc.


                               40 East 52nd Street


                               New York, NY 10022


                                    To BII:


                           BlackRock Investments, Inc.


                               40 East 52nd Street


                               New York, NY 10022


                            Attention: Frank Porcelli





                                with a copy to:


                                 Steven Hurwitz


                            Chief Compliance Officer


                           BlackRock Investments, Inc.


                               40 East 52nd Street


                               New York, NY 10022





21.  Counterparts.


This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.


22.  Survival.


The provisions of Sections 5, 7(a), 11, 12, 13, 27 and 28 shall survive termination of this Agreement.


23.  Non-Exclusivity.


Each of the parties acknowledges and agrees that this Agreement and the arrangements described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.


24.  Severability.


If any provision of this Agreement shall be held or made invalid by court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.


25.  Rule 22c-2 Compliance.





26. Compliance with Laws; Reliance on Instructions.


(a) BAL and BII acknowledge and agree that Service Organization is not responsible for: (i) any information contained in any prospectus, registration statement, annual or semi-annual report, proxy statement, or item of advertising or marketing material prepared by BAL, BII or Fund

Company which relates to Fund Company or the Funds; (ii) registration or qualification of any Fund Shares under any federal or state laws; or (iii) compliance by BAL, BII and Fund Company with all applicable federal and state laws, rules and regulations, the rules and regulations of any self-regulatory organization with jurisdiction over the above-named parties, and the provisions of the Funds' prospectuses and statements of additional information (the foregoing laws, rules and regulations are collectively referred to herein as "Applicable Law").


(b) Service Organization shall, and shall use its best efforts to ensure that each Contractual TPA will, comply with all Applicable Law, specifically including but not limited to Rule 22c-1(a) under the 1940 Act and all requirements to provide specific disclosures to Plan Participants regarding fees paid under this Agreement. Service Organization has policies and procedures in place in order to comply with all such requirements as applicable and effective, including its obligations under the provisions of the International Money Laundering Abatement Act, the USA PATRIOT Act, the Bank Secrecy Act ("BSA") and any other anti-money laundering law, rule or regulation applicable to Service Organization as a financial institution under the BSA, or otherwise. Subject to legal restrictions, Service Organization will, upon request, promptly provide to Fund Company, BII or BAL evidence of those policies and procedures and Service Organization's compliance therewith and/or evidence establishing the identities and sources of funds for each purchase of Shares of the Fund. Service Organization acknowledges and agrees that the Fund Parties are not responsible for Service Organization's compliance with Applicable Law.


(c) Service Organization agrees that any orders transmitted to the Fund or its designees, by itself or a Contractual TPA, are subject to the terms and conditions of the Fund's prospectuses (including, without limitation, those provisions regarding the purchase, exchange and redemption of Fund shares and policies to deter market timing and other inappropriate trading activity such as any redemption/exchange fee ("Redemption Fee") and any limitations on exchanges) and this Agreement and are subject to acceptance or rejection by the Fund in its sole discretion. Service Organization's or a Contractual TPA's handling of orders for transactions of Shares shall also comply with Service Organization's internal policies and procedures, which Service Organization believes to be appropriate and sufficient with regard to the handling of Fund orders on a timely basis and which Service Organization believes provide adequate controls and procedures to ensure ongoing compliance with all Applicable Law and the Fund's prospectuses. Service Organization and Contractual TPAs shall monitor all Plan Participants for inappropriate trading activity such as market timing, excessive short-term trading and such other activity described in the Fund's prospectuses as being inappropriate or impermissible and shall inform the Fund of any such activity that Service Organization or a Contractual TPA identifies. Service Organization and Contractual TPAs will promptly provide the Fund with information it reasonably requests regarding transactions in Shares by Plan Participants and will assist the Fund in taking appropriate action against any Plan Participants identified as engaging in inappropriate trading activity, including freezing all further purchases of Shares by those Plan Participants.





(d) Each party hereto is entitled to rely on any written records or instructions provided to it by a responsible person(s) of the other party(ies).





(e) Each party shall notify the other of any errors or omissions in any information, including the net asset value and distribution information set forth above, and interruptions in, or delay or unavailability of the means of transmittal or any such information as promptly as possible.


27.  Confidentiality.


(a) All confidential information of a party and of the third parties with which it does business, including without limitation information relating to computer systems, participant data, customer lists and business plans, is collectively referred to as its "Confidential Information."

Except as expressly permitted by this Agreement and except for information provided pursuant to Section 25 which is governed by Section 25(a)(iii), each party hereto will: (i) keep and maintain all Confidential Information of the other parties in strict confidence, using such degree of care as is appropriate to avoid unauthorized use or disclosure; (ii) not, directly or indirectly, disclose any Confidential Information of the other party or parties to any third party, except with the other party's or parties' prior written consent; and
(iii) not make use of the other party's or parties' Confidential Information for its own purposes or the benefit of any party except the other.


(b) Each party will be permitted to disclose the others' Confidential Information only to its employees, legal counsel, auditors and agents (collectively, "Employees") having a need to know the Confidential Information in connection with the performance of its obligations under this Agreement. The parties will instruct their respective Employees as to their obligations under this Agreement. Despite any contrary provision in this Agreement, any party may disclose the others' Confidential Information to the extent required to comply with law, regulatory request or a court order; provided, however, that each party must promptly notify the other parties of receipt of a request for Confidential Information made pursuant to law, regulatory request or court order, give the other parties a reasonable opportunity to prevent the disclosure of the Confidential Information, and reasonably cooperate with the other parties in any efforts they make to prevent the disclosure of the Confidential Information.


(c) Despite any contrary provision in this Agreement, Confidential Information of a party will not include information that: (i) is or becomes generally known to the public not as a result of a disclosure by the other parties, (ii) is rightfully in the possession of the other parties before disclosure by the first party, (iii) is independently developed by the other parties without reliance on the Confidential Information, or (iv) is received by the other parties in good faith and without restriction from a third party not under a confidentiality obligation to the first party and having the right to make such disclosure. The parties each acknowledge that the disclosure of the others' Confidential Information may cause irreparable injury to the others and damages which may be difficult to ascertain. Therefore, each party will be entitled to injunctive relief upon a disclosure or threatened disclosure of any of its Confidential Information that would violate the terms of this Agreement. Without limitation of the foregoing, each party will advise the others immediately in the event that it learns or has reason to believe that any person or entity which has had access to Confidential Information has violated or intends to violate the terms of this Agreement.


28.  Intellectual Property.


Except to the extent required by applicable law, no party shall use any other party's names, logos, trademarks or service marks, whether registered or unregistered, without the prior consent of the other party.


                                             [Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date written above.





American United Life Insurance Company








By:__________________________________





Print Name:___________________________





Title:_________________________________





Address:


One American Square


P.O. Box 368


Indianapolis, IN 46206-4690









BLACKROCK ADVISORS, LLC                     BLACKROCK INVESTMENTS, INC.








By:__________________________________       By:________________________________




Print Name:____________________________     Print Name:_________________________





Title:_________________________________     Title:______________________________





Address: 40 East 52nd Street                   Address:  40 East 52nd Street


New York, NY  10022                            New York, NY  10022

                                    EXHIBIT A





Part I.


Fee for Operational Services


(a) For the Operational Services described in Section 1 of the Agreement that Service Organization or its designee provides to the accounts of Plan Participants in Plans that are eligible to purchase Shares of the fixed income portfolios (except index portfolios) of Fund Company, BAL or its designee shall pay to Service Organization an annual amount equal to the product of_____ basis points (___%) and the average daily amount invested by such Plans in Shares of the fixed income portfolios of Fund Company.


(b) For the Operational Services described in Section 1 of the Agreement that Service Organization or its designee provides to the accounts of Plan Participants in Plans that are eligible to purchase Shares of the equity portfolios (except index portfolios) of Fund Company, BAL or its designee shall pay to Service Organization an annual amount equal to the product of_____ basis points (___%) and the average daily amount invested by such Plans in Shares of the equity portfolios of Fund Company.


(c) For the Operational Services described in Section 1 of the Agreement that Service Organization or its designee provides to the accounts of Plan Participants in Plans that are eligible to purchase Shares of the index portfolios of Fund Company, BAL or its designee shall pay to Service Organization an annual amount equal to the product of_____ basis points (___%) and the average daily amount invested by such Plans in Shares of the index portfolios of Fund Company.


(d) For the Operational Services described in Section 1 of the Agreement that Service Organization or its designee provides to the accounts of Plan Participants in Plans that are eligible to purchase K Shares of Large Cap Series Funds Inc. of Fund Company, BAL or its designee shall pay to Service Organization an annual amount equal to the product of_____ basis points (___%) and the average daily amount invested by such Plans in K Shares of Large Cap Series Funds Inc. of Fund Company included in Exhibit B.



Part II.


BAL acknowledges that Service Organization intends to implement the following policies and procedures relating to the Funds:


1.   Front-end sales charges shall be waived.


2.   Contingent deferred sales charges shall be waived.


3. Redemption Fees shall be collected in accordance with the terms of the prospectuses and statement of additional information.

Part III.


Invoices will be provided by Service Organization to BAL. Payment shall be made by BAL or its designee quarterly following receipt of such invoice. The invoice will be submitted on a quarterly basis in a Microsoft Excel format and include the following information:


1. The total average daily net assets during the period covered by the invoice for each Fund and Share Class (ticker/CUSIP).


2.   The basis point rate that applies to each Account.


3.   The subtotal amount due by Fund and Share Class (ticker/cusip).


4.   The total amount due.


5.   Payment instructions (Wire/Check/ACH).


6.   Contact information for the Service Organization.

                                    EXHIBIT B





Due to fund launches, reorganizations, liquidations, and fund or individual share class closings, not all the funds listed in this Exhibit may be available as of the execution date of this agreement or in the future.


Please see the current applicable Prospectus for additional information on availability of individual funds.


  Fund list TBD